Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Preferred and Convertible
Income Fund 2
333-104599
811-21333

A special meeting of the shareholders
of the Nuveen Preferred and
Convertible Income Fund 2 was held
on July 26, 2005.

The purpose of the meeting was to
approve
a new investment management
agreement and a new sub-advisory
agreement:

Approval of the new investment
management agreement was reached
as follows:

The number of shares voted in the
affirmative:
135,203,471 and
the number of negative votes:
1,257,697

Approval of the new sub-advisory
agreement between Nuveen Asset
Management and Froley, Revy
Investment Co. was reached as
follows:

The number of shares voted in the
affirmative:
135,207,254 and
the number of negative votes:
1,248,672

Approval of the new sub-advisory
agreement between Nuveen Asset
Management and Spectrum Asset
Management, Inc. was reached as
follows:

The number of shares voted in the
affirmative:
135,058,484 and
the number of negative votes:
1,325,717

Approval of the new sub-advisory
agreement between Nuveen Asset
Management and Symphony Asset
Management LLC  was reached as follows:

The number of shares voted in the
affirmative:
135,122,183 and
the number of negative votes:
1,303,989


Proxy materials are herein
incorporated by reference
to the SEC filing on June 20, 2005,
under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007499.